EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of KEELEY Funds, Inc. (the “registrant”), does hereby certify, to the best of such officer’s knowledge, that:

1.	The registrant’s report on Form N-CSR, filed with the Securities and Exchange Commission for the year ended September 30, 2007 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ John L. Keeley Jr.		/s/ Robert Kurinsky
John L. Keeley Jr.		Robert Kurinsky
President, KEELEY Funds, Inc.		Treasurer, KEELEY Funds, Inc.

Dated:	12/3/07

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934.